UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2021

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38363	84-3235695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2626 Fulton Drive NW

Canton, OH 44718

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (330) 458-9176

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOFV	Nasdaq Capital Market
Warrants to purchase 1.421333 shares of Common Stock	HOFVW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2021, Hall of Fame Resort & Entertainment Company (the “Company”) issued a press release relating to its results for the quarter ended March 31, 2021, which was furnished as an exhibit to a Current Report on Form 8-K (the “Original 8-K”) filed with the Commission on May 17, 2021. This Current Report on Form 8-K/A amends the Original 8-K in order to correct typographical errors in the earnings release that was furnished as Exhibit 99.1 to the Original Form 8-K. The corrections consist of changes to the statements of cash flows to align with Form 10-Q following reclassification of certain line items. A copy of the press release, as corrected, is furnished herewith as Exhibit 99.1. A slide presentation, which includes supplemental information relating to the Company’s first quarter 2021 earnings, is furnished herewith as Exhibit 99.2. Other than correction of the typographical error discussed in this Current Report on Form 8-K/A, no other changes have been made to the Original Form 8-K or the press release or slide presentation furnished therewith.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
99.1	Press Release dated May 14, 2021 (corrected)
99.2	Slide Presentation (incorporated by reference to Exhibit 99.2 of the Company’s Form 8-K (001-38363), filed with the Commission on May 17, 2021)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

	By:	/s/ Michael Crawford
		Name:	Michael Crawford
		Title:	President and Chief Executive Officer

Dated: May 17, 2021

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